                                                                    EXHIBIT 32.2

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

         Pursuant to Section 1350 of Title 18 of the United States Code, I, Brian F. Lilly, the Chief Financial Officer of F.N.B. Corporation (the Company), hereby certify that, to the best of my knowledge:

         1. The Company's Form 10-Q Quarterly Report for the period ended June 30, 2004 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: AUGUST 9, 2004                         /s/ BRIAN F. LILLY
                                             -----------------------------------
                                             Brian F. Lilly
                                             Chief Financial Officer

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